                                                           EXHIBIT 26(h)(14)(iv)



                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT
                                  by and among
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                        Minnesota Life Insurance Company
                        Securian Financial Services, Inc.

         Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us") and Minnesota Life Insurance Company ("you") and Securian Financial Services, Inc., ("Distributor"), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated as of May 1, 2000 (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

         Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.


                                A M E N D M E N T


         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1. SECTION 2.1.6 OF THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING SECTION 2.1.6:
         "2.1.6 The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD");
         (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and NASD suitability guidelines including the rules relating to recommendations to Customers under the NASD Manual Conduct Rule 2310."
2.       A new Section 2.1.12 is hereby added to the Agreement as follows:

                           "2.1.12 As covered financial institutions we, only with respect to Portfolio shareholders, and you, each undertake and agree to comply with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act)."

3. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following Section 3:

         "3.      PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES

                  3.1      AVAILABILITY OF TRUST PORTFOLIO SHARES

                           3.1.1 We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust's Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.

                           3.1.2 Without limiting the other provisions of this
         Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust's transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust's prospectus) and the Trust's restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern.

                           3.1.3 We agree that shares of the Trust will be sold only to life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order. No shares of any Portfolio will be sold to the general public.

                  3.2      MANUAL OR AUTOMATED PORTFOLIO SHARE TRANSACTIONS

                  3.2.1 Section 3.3 of this Agreement shall govern and Section
         3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, "share transactions") via the Fund/SERV and Networking systems of the National Securities Clearing Corporation ("NSCC"). The address for you to send such written notice shall be: Retirement Services, Franklin Templeton Investments, 910 Park Place, 1st Floor, San Mateo, California 94403-1906. After giving ten (10) days' advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.

                           3.2.2 At any time when, pursuant to the preceding paragraph, Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days' advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.

                  3.3      MANUAL PURCHASE AND REDEMPTION

                           3.3.1 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day ("Day 1") shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive such Instructions from you before 9:30 a.m. Eastern Time on the next Business Day ("Day 2"). You represent and warrant that Instructions received in proper form and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to us as if received on Day 2. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on Day 1 from being executed with Instructions received before the Close of Trading on Day 1. All Instructions we receive from you after 9:30 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the Close of Trading on Day 2.

                           3.3.2 We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).

                           3.3.3 You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Reserve Bank, which is 6:00 p.m. Eastern Time, on the Business Day following the Business Day as of which such purchases orders are made.

                           3.3.4 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

                           3.3.5 Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

                           3.3.6 We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

                           3.3.7 Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

                  3.4      AUTOMATED PURCHASE AND REDEMPTION

                           3.4.1 "Fund/SERV" shall mean NSCC's Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically; and "Settling Bank" shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.

                           3.4.2 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.

                           3.4.3 On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day ("Day 1") shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such orders shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive Instructions from Fund/SERV by 6:30 a.m. Eastern Time on the next Business Day ("Day 2"). You represent and warrant that orders received in good order and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to Fund/SERV as if received on Day 2. Such orders shall receive the share price next calculated following the Close of Trading on Day 2. All Instructions we receive from Fund/SERV after 6:30 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the close of trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent orders received after the Close of Trading on Day 1 from being executed with orders received before the Close of Trading on Day 1, and periodically monitor the systems to determine their effectiveness. Subject to your compliance with the foregoing, you will be considered the designee of the Underwriter and the Portfolios, and the Business Day on which Instructions are received by you in proper form prior to the Close of Trading will be the date as of which shares of the Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions. Dividends and capital gain distributions will be automatically reinvested at net asset value in accordance with the Portfolio's then current prospectus.

                           3.4.4 We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC's Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.

                           3.4.5 You will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

                           3.4.6 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust's prospectus and statement of additional information.

                           3.4.7 Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

                           3.4.8 We shall furnish through NSCC's Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

                           3.4.9 All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be "confirmed" by Underwriter, but rather shall be accepted for redemption in accordance with Section
         3.4.11 below.

                           3.4.10 All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter's profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.

                           3.4.11 If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.

                           3.4.12 In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.

                           3.4.13 These procedures are subject to any additional terms in each Portfolio's prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.

                           3.4.14 Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

                           3.4.15 You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC."

4.       A new Section 6.6 is hereby added to the Agreement as follows:

                "6.6 You agree that any posting of Portfolio prospectuses on your website will result in the Portfolio prospectuses: (i) appearing identical to the hard copy printed version; (ii) being clearly associated with the particular Contracts in which they are available and posted in reasonable proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; and (iv) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Portfolio prospectuses is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic use of fund prospectuses. The format of such presentation, the script and layout for any website that mentions the Trust, the Underwriter, an Adviser or the Portfolios shall be routed to us as sales literature or other promotional materials, pursuant to Section 6 of this Agreement or similar Agreement addressing sales material review entered into by the parties.

                  In addition, you agree to be solely responsible for maintaining and updating the Portfolio prospectuses' PDF files (including prospectus supplements) and removing and/or replacing promptly any outdated prospectuses, as necessary, ensuring that any accompanying instructions by us, for using or stopping use are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Portfolio prospectuses on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures."


5. A new paragraph is added at the end of Section 10.8 of the Agreement as follows:

                  "Each party to this Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements."

6. Schedule D of the Agreement is superceded and replaced in its entirety by the Schedule D attached hereto; and

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed effective as of November 30, 2004.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment.

The Company:                      MINNESOTA LIFE INSURANCE COMPANY

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


The Distributor:                   SECURIAN FINANCIAL SERVICES, INC.


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:


The Trust:                         FRANKLIN TEMPLETON VARIABLE INSURANCE
                                   PRODUCTS TRUST
     Only on behalf of
     each Portfolio listed
     on Schedule C of
     the Agreement.                By:
                                       -----------------------------------------
                                   Name: Karen L. Skidmore
                                   Title:  Assistant Vice President


The Underwriter:                   FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                   By:
                                       -----------------------------------------
                                   Name: Scott M. Lee
                                   Title: Senior Vice President

                                   SCHEDULE D
                          (AS AMENDED NOVEMBER 30, 2004

                            CONTRACTS OF THE COMPANY


                PRODUCT NAME             SEPARATE ACCOUNT NAME
  #            REGISTERED Y/N                REGISTERED Y/N                CLASSES OF SHARES AND PORTFOLIOS
          1933 ACT #, STATE FORM ID            1940 ACT #
---       -------------------------      ---------------------             ---------------------------------

01      MultiOption Flex/Single        Variable Annuity Account    Class 2 shares:
                                                                   --------------
        Annuity                        Yes                         Franklin Small Cap Fund
        Yes                            811-4294                    Templeton Developing Markets Securities Fund
        2-97564                                                    Templeton Global Asset Allocation Fund
        84-9091

02      MultiOption Select Annuity     Variable Annuity Account    Class 2 shares:
                                                                   --------------
        Yes                            Yes                         Franklin Small Cap Fund
        33-80733                       811-4294                    Templeton Developing Markets Securities Fund
        MHC 92-9307                                                Templeton Global Asset Allocation Fund

03      MegAnnuity                     Variable Annuity Account    Class 2 shares:
                                                                   --------------
        Yes                            Yes                         Franklin Small Cap Fund
        33-12333                       811-4294                    Templeton Developing Markets Securities Fund
        87-9254                                                    Templeton Global Asset Allocation Fund

04      MultiOption Achiever Annuity   Variable Annuity Account    Class 2 shares:
                                                                   --------------
        Yes                            Yes                         Franklin Small Cap Fund
        333-79049                      811-4294                    Franklin Large Cap Growth Securities Fund
        99-70017                                                   Mutual Shares Securities Fund
                                                                   Templeton Developing Markets Securities Fund
                                                                   Templeton Global Asset Allocation Fund

05      MultiOption Classic Annuity    Variable Annuity Account    Class 2 shares:
                                                                   --------------
        Yes                            Yes                         Franklin Small Cap Fund
        333-79069                      811-4294                    Franklin Large Cap Growth Securities Fund
        99-70016                                                   Mutual Shares Securities Fund
                                                                   Templeton Developing Markets Securities Fund
                                                                   Templeton Global Asset Allocation Fund

06      MultiOption Advisor Annuity    Variable Annuity Account    Class 2 shares:
                                                                   --------------
        Yes                            Yes                         Franklin Small Cap Fund
        333-91784                      811-4294                    Franklin Large Cap Growth Securities Fund
        02-70067                                                   Mutual Shares Securities Fund
                                                                   Templeton Developing Markets Securities Fund

07      Variable Adjustable Life       Minnesota Life Variable     Class 2 shares:
                                                                   --------------
        Yes                            Account                     Franklin Small Cap Fund
        33-3233                        Yes                         Franklin Large Cap Growth Securities Fund
        99-680                         811-4585                    Mutual Shares Securities Fund
                                                                   Templeton Global Asset Allocation Fund
                                                                   Templeton Developing Markets Securities Fund

08      Variable Adjustable Life       Minnesota Life Variable     Class 2 shares:
                                                                   --------------
        Second Death                   Account                     Franklin Small Cap Fund
        Yes                            Yes                         Franklin Large Cap Growth Securities Fund
        33-64395                       811-4585                    Mutual Shares Securities Fund
        MHC 98-690                                                 Templeton Developing Markets Securities Fund
                                                                   Templeton Global Asset Allocation Fund



                PRODUCT NAME             SEPARATE ACCOUNT NAME
  #            REGISTERED Y/N                REGISTERED Y/N                CLASSES OF SHARES AND PORTFOLIOS
          1933 ACT #, STATE FORM ID            1940 ACT #
---       -------------------------      ---------------------             ---------------------------------

09      Variable Adjustable            Minnesota Life Variable     Class 2 shares:
                                                                   --------------
        Life--Horizon                  Account                     Franklin Small Cap Fund
        Yes                            Yes                         Franklin Large Cap Growth Securities Fund
        333-96383                      811-4585                    Mutual Shares Securities Fund
        99-680                                                     Templeton Developing Markets Securities Fund
                                                                   Templeton Global Asset Allocation Fund

10      Variable Adjustable Life       Minnesota Life Variable     Class 2 shares:
                                                                   --------------
        Summit                         Life Account                Franklin Small Cap Fund
        Yes                            Yes                         Franklin Large Cap Growth Securities Fund
        333-109853                     811-4585                    Mutual Shares Securities Fund
        03-640                                                     Templeton Developing Markets Securities Fund
                                                                   Templeton Global Asset Allocation Fund








                                      D-2